Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 11, 2021, relating to the financial statements of Vicarious Surgical Inc. appearing in Registration Statement No. 333-260281 on Form S-1 of Vicarious Surgical Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 1, 2021